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                                                              EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements of Metrocall, Inc. on Form S-3 (Nos. 33-92520 and 33-81606) and Form S-8 (Nos. 33-83452 and 33-99556) of our report dated February 28, 1996, on our audits of the consolidated financial statements of A+ Network, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, appearing in the Current Report on Form 8-K/A of Metrocall, Inc. filed on October 1, 1996.



DELOITTE & TOUCHE LLP

Nashville, Tennessee
September 26, 1996